UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2019

MARRONE BIO INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36030	20-5137161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA 95618

(Address of Principal Executive Offices, and Zip Code)

(530) 750-2800

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Share Purchase Agreement

On August 7, 2019, Marrone Bio Innovations, Inc. (the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) with Pro Farm Technologies OY, a Finnish limited company (“Pro Farm”), the current and certain future shareholders of Pro Farm (the “Shareholders”) and Matti Tiainen, as representative of the Shareholders, for the purchase of all the issued and outstanding equity interests in Pro Farm for approximately $2.7 million cash consideration to be paid at closing (the “Cash Consideration”), a total of approximately 12.7 million shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) to be paid at closing (the “Closing Stock Consideration”), and certain additional shares of Common Stock payable in connection with the achievement of certain milestones (the “Milestone Stock Consideration”), as described further below. Pro Farm is an agriculture technology company developing and producing seed treatments and fertilizers that aim to proactively support and enhance general plant physiology.

The Milestone Stock Consideration is payable each year from 2021 through 2024 based upon the achievement during the prior calendar year of specified milestones related to profit from a distributor, annual revenues, annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) and maintenance of an allowable financing allowance. The total value of the potential Milestone Stock Consideration payable is subject to adjustment based on the parties confirmation after closing of cash and indebtedness of Pro Farm as of June 30, 2019, but is expected to total approximately $7.5 million. The specific number of shares to be issued to the Shareholders in respect of the Milestone Stock Consideration will be equal to the value of the Milestone Stock Consideration earned for the applicable year, divided by the greater of (1) the volume weighted average closing sale price of one share of Common Stock as reported on the Nasdaq Capital Market for the thirty (30) consecutive trading days ending on December 31 of such year, or (2) $1.25 per share.

In connection with the closing of the transactions contemplated by the Share Purchase Agreement, the Company will pay approximately $3.5 million in respect of advisory fees and outstanding indebtedness of Pro Farm (including the payment of $1.4 million of indebtedness of Pro Farm held by Dwight Anderson, an affiliate of Ospraie Ag Science LLC (“Ospraie”), the Company’s largest shareholder).

The Share Purchase Agreement contains customary representations and warranties, indemnification and covenants by the Company, Pro Farm and the Shareholders. The closing of the transaction contemplated by the Share Purchase Agreement, including the delivery of the Cash Consideration and the Equity Consideration, is subject to customary conditions, as well as the completion of the issuance of certain shares of Pro Farm to the future shareholders party to the Share Purchase Agreement and the joinder of certain minority shareholders of Pro Farm to the Share Purchase Agreement, and is expected to occur during the third fiscal quarter of 2019.

Warrant Amendment and Plan of Reorganization Agreement

On August 6, 2019, the Company entered into a Warrant Amendment and Plan of Reorganization Agreement (the “Warrant Agreement”) with Ospraie, Ardsley Partners Renewable Energy Fund, L.P. and Ivan Saval (“Ardsley” and together with Ospraie, the “Investors”).

As previously disclosed, on February 5, 2018, the Company issued to the Investors warrants representing the right to acquire shares of Common Stock (the “Outstanding Warrants”) in connection with a private placement transection offered to certain accredited investors. Pursuant to the Warrant Agreement, the Company has agreed to extend the expiration date under the Outstanding Warrants from December 31, 2020 to December 31, 2021, and the Investors have agreed, upon request by the Company, and to the extent of the Company’s request, to exercise up to 36,600,000 of their respective Outstanding Warrants, in consideration for the delivery of (x) the shares subject to the Outstanding Warrants so exercised and (y) the delivery of new warrants (“New Warrants”) to purchase such additional number of shares of Common Stock equal to the amount of shares so exercised and delivered under the Outstanding Warrants (the “New Warrant Shares”). Accordingly, up to an maximum of 36,600,000 New Warrant Shares may be issued pursuant to the New Warrants, to the extent the Company exercises its rights to require the Investors’ exercise of the Outstanding Warrant exercise.

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Each New Warrant issued under the Warrant Agreement will have a term expiring on January 1, 2023, an exercise price of $1.75 per share, and will be first exercisable 180 days after issuance. The New Warrants will be exercisable in cash, provided that they may be exercised via net exercise if the Company does not have an registration statement registering the shares underlying the New Warrants effective as of June 30, 2020. In addition, the Company will redeem the New Warrants upon the occurrence of any Fundamental Transaction (as defined in the New Warrants), and the New Warrants will be subject to weighted-average antidilution provisions, subject to a minimum exercise price of $1.26 per share.

In connection with the Warrant Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission no later than March 31, 2020 covering the resale of the New Warrant Shares and to maintain the effectiveness of the registration statement until the date upon which the New Warrant Shares held by the Investors cease to be Registrable Securities (as that term is defined in the Registration Rights Agreement).

The Share Purchase Agreement, the Warrant Agreement, the form of New Warrant and the Registration Rights Agreement and are filed herewith as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, and are incorporated herein by reference, and the foregoing descriptions are qualified in their entirety by the terms contained therein.

Item 3.02. Unregistered Sale of Equity Securities.

The information regarding the issuance of shares of Common Stock that comprise the Closing Stock Consideration and the Milestone Stock Consideration described in Item 1.01 of this Report is incorporated herein by reference. Such shares of Common Stock are being issued to the Shareholders in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Regulation S promulgated under the Securities Act. Each of the Shareholders has represented that such person is not a “U.S. person” within the meaning of Rule 902 of Regulation S, as presently in effect, and that such Shareholder is not acquiring the Common Stock pursuant to the Share Purchase Agreement for the account or benefit of any such U.S. person, and has agreed to resell such shares only in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration.

The information regarding the issuance of the New Warrants in Item 1.01 of this Report is incorporated herein by reference. The New Warrants and the New Warrant Shares are being issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(a)(2) under the Securities Act. Each of the Investors is representing in connection with the transaction that such person is an accredited investor, has been provided with such information about the Company as has been requested by such person, and will acquire the securities of the Company without a view toward public sale or distribution, except pursuant to sales registered under, or exempted from, the registration requirements of the Securities Act.

Item 8.01. Other Events.

On August 8, 2019, the Company issued press releases announcing its entry into the Share Purchase Agreement and the Warrant Agreement. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2.

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Forward Looking Statements. This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this report regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Examples of such statements include statements regarding the timing and potential completion of the proposed transaction and anticipated payments of cash and stock required in connection with the transactions. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the failure to satisfy the closing conditions for the acquisition, the effects of industry, economic or political conditions outside of the Company’s control and adverse decisions by regulatory agencies and other relevant third parties. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this report, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1

Warrant Amendment and Plan of Reorganization Agreement, dated August 6, 2019, by and among Marrone Bio Innovations, Inc., Ospraie AG Science LLC, Ardsley Partners Renewable Energy Fund, L.P. and Ivan Saval.

4.2	Form of Warrant issuable pursuant to the Warrant Agreement.

10.1*	Share Purchase Agreement, dated August 7, 2019, by and among Marrone Bio Innovations, Inc., Pro Farm Technologies OY, the Shareholders and Matti Tiainen as Shareholders’ Representative.

10.3	Registration Rights Agreement, dated August 6, 2019, by and between Marrone Bio Innovations, Inc. and the investors named therein.

99.1	Press Release related to the Share Purchase Agreement, dated August 8, 2019.

99.2	Press Release related to the Warrant Agreement, dated August 8, 2019.

* Confidential portions of this exhibit have been omitted as permitted by applicable regulations.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Date: August 8, 2019	By:	/s/ Linda V.Moore
	Name:	Linda V. Moore
	Title:	Executive Vice President, General Counsel and Secretary

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